     As filed with the Securities and Exchange Commission on April 29, 1997
                                                 Registration No. 333-19893

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ASPECT TELECOMMUNICATIONS CORPORATION
             (Exact Name of Registrant as specified in its charter)

         California                                    94-2974062
  (State of incorporation)                (I.R.S. Employer Identification No.)

                                 1730 FOX DRIVE
                         SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                JAMES R. CARREKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      ASPECT TELECOMMUNICATIONS CORPORATION
                                 1730 FOX DRIVE
                         SAN JOSE, CALIFORNIA 95131-2312
                                 (408) 325-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                 JON E. GAVENMAN
                                VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488


     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 357,558 shares of the Common Stock. The Registrant initially registered an aggregate of 490,836 shares of Common Stock pursuant to this Registration Statement. This Registration Statement was declared effective on January 22, 1997, pursuant to which 133,278 shares were issued and sold by certain shareholders of the Company.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Aspect Telecommunications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 29, 1997.

                   ASPECT TELECOMMUNICATIONS CORPORATION

                   By:     /s/ ERIC J. KELLER
                           --------------------------------------
                           Eric J. Keller
                           Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Carreker and Eric J. Keller, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                  Date

/s/ James R. Carreker  *                Chairman and Chief Executive Officer   April 29, 1997
---------------------------             and Director (Principal Executive
     James R. Carreker                  Officer)


/s/ Eric J. Keller                      Vice President, Finance and Chief      April 29, 1997
-----------------------------           Financial Officer (Principal
     Eric J. Keller                     Financial Officer and Principal
                                        Accounting Officer)


/s/ Debra J. Engel  *                   Director                               April 29, 1997
----------------------------
     Debra J. Engel

/s/ Norman A. Fogelsong  *              Director                               April 29, 1997
---------------------------
     Norman A. Fogelsong

/s/ James L. Patterson  *               Director                               April 29, 1997
---------------------------
     James L. Patterson

/s/ John W. Peth  *                     Director                               April 29, 1997
---------------------------
     John W. Peth

*  By Eric J. Keller, Attorney In Fact